Better Choice Company Announces Closing of the SRx Health Merger,

Name/Symbol Change and Completes $8.8 Million Private Placement Priced

Above Last Market Closing Price

TAMPA, FL, April 25, 2025 (GLOBE NEWSWIRE) – Better Choice Company, Inc. (NYSE American: BTTR) (“Better Choice” or the “Company”), a pet health and wellness company, today announced the closing of its business combination with SRx Health Solutions, Inc. (‘SRx Health’) and the closing of an $8.8 million private placement with an institutional investor, for the purchase and sale of a combination of 4,036,697 shares of common stock and pre-funded warrants at a price of $2.18 per share for aggregate gross proceeds of $8.8 million, before deducting offering expenses.

Better Choice will issue 28.6 million shares of common stock in connection with the closing of the business combination with SRx Health, pursuant to which the combined company will emerge as a leading global health and wellness company by providing better products and solutions for pets, people, and families. Additionally, Better Choice will change its legal name to “SRx Health Solutions Inc.” and ticker symbol from “BTTR” to “SRXH”, effective Wednesday, April 30, 2025.

Michael Young, Chairman of Better Choice Company, commented, “We want to thank our existing shareholders, the NYSE, and our new shareholders at SRX. This is a transformative opportunity that positions Better Choice as a leading global health and wellness company. We look forward to sharing updates with our shareholders in the future.”

The offer and sale of the foregoing securities is being made in a private placement in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, or applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. ThinkEquity Acted as M&A Advisor to the transaction.

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier, and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company, Inc.
Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com